SECURITIES & EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): December 28, 1996


Commission File Number:      33-7811-NY


                     GRAFIX TIME CORPORATION
      (Exact name of registrant as specified in its charter)


          New York                                 93-0943925
         (State of Incorporation)           (I.R.S. Employer I.D. Number)


 2901 Suffolk Ct. East, Suite 130, Fort Worth, TX 76133
    (Address of principal executive offices and Zip Code)


                          (800) 789-7736
       (Registrant's telephone number, including area code)







This filing consists of   6    sequentially numbered pages.  The Exhibit Index
is located at page   3.

Item 5.   Other Events.

     On December 23, 1996, Grafix Time Corporation (the "Company") executed a financing agreement with Monte Ahuja (the "Agreement"), a copy of which is filed as an exhibit herewith, and whose terms are incorporated herein by reference. Mr. Ahuja owns all 500,000 authorized, issued and outstanding shares of the Company's Preferred Series A stock. Mr. Ahuja signed the Agreement on
December 28, 1996.

     Pursuant to the terms of the Agreement, Mr. Ahuja or his designee(s) has agreed to provide financing of up to $1,500,000 to the Company, in the form of one or more loans, guarantees, letters of credit, or other financial instruments, all pursuant to a definitive financial plan to be agreed between the parties. The Agreement further calls for Mr. Ahuja or his designee(s) to provide interim financing to the Company in the amount of $300,000, which Mr. Ahuja provided in the form of a secured loan on January 2, 1997. Mr. Ahuja provided an additional $500,000 secured loan to the Company on January 10, 1997. The Company has pledged its receivables, purchase orders, inventory, and intangible assets as security for these loans.

     In return for the interim funding and financing commitment from Mr. Ahuja, the Company has agreed to modify the Statement of Series Shares pertaining to the Preferred Series A stock owned by Mr. Ahuja, to allow conversion of the Preferred Series A stock into a number of shares of the Company's common stock representing (after conversion of all outstanding notes, options, and warrants) seventy-five percent (75%) of the issued, outstanding, and committed common stock of the Company. Conversion of the Preferred Series A Shares will occur when Mr. Ahuja or his designee(s) make all of the agreed funding available, pursuant to the terms of the Agreement.

     The Agreement also provides that Mr. Ahuja and/or his designee(s) will provide ongoing financial services to the Company, including a thorough review of the Company's financial status and systems. The Company has agreed to retain Mr. Ahuja and/or his designee(s) to manage the financial affairs of the Company. The Company's Board of Directors approved the terms of the Agreement on December 23, 1996. The Agreement is subject to ratification by the Company's shareholders.

     On December 22, 1996, Messrs. Timothy O'Brien and Arnold P. Guttenberg resigned as directors of the Company. Neither indicated in his written notice of resignation that his resignation was due to a disagreement with the Company relating to its operations, policies, or practices. The remaining directors have provided signed, undated resignations to the Company's counsel, pursuant to the terms of the Agreement. In addition, Messrs. Honda, Sims, and Walker (the remaining directors) have delivered irrevocable proxies in favor of Mr. Ahuja, granting Mr. Ahuja the right to vote the shares of common stock they own in any manner. Messrs. Honda, Sims, and Walker also have executed agreements to terminate their current employment agreements with the Company, and to waive any claims they may have under those agreements.

     If the Agreement with Mr. Ahuja is consummated, Mr. Ahuja or his designee(s) will own seventy-five percent (75%) of the issued and outstanding common stock of the Company, and will control the Company's Board of Directors.

Item 7.   Exhibits.

     2.1  Financing Agreement between the Company and Mr. Ahuja.

                            SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              GRAFIX TIME CORPORATION



                              By:        /S/ TED HONDA
Date: January 10, 1997                  Ted Honda, President and Director




                          EXHIBIT INDEX

        CURRENT REPORT ON FORM 8-K DATED DECEMBER 28, 1996

                     GRAFIX TIME CORPORATION


Exhibit No.    Document Description                      Page No.

     2.1  Financing Agreement between the Company and Mr. Ahuja            4

                                                      EXHIBIT 2.1

                     GRAFIX TIME CORPORATION
                     4155 East Jewell Avenue
                            Suite 500
                      Denver, Colorado 80222
                          (303) 758-0073

December 23, 1996

Via Facsimile and U.S. Mail

Mr. Monte Ahuja
c/o Martin A. Traber, Esq.
Foley & Lardner
100 North Tampa Street, Suite 2700
Tampa, Florida 33602

     RE: Financing CommitmentModification of Statement of Series Shares - Preferred Series A

Dear Monte:

     This letter is intended to summarize the principal elements of our agreement regarding modifying and clarifying certain terms of the Statement of Series Shares (the "Statement") adopted by the Board of Directors of Grafix Time Corporation d/b/a Carrera Golf ("Carrera" or the "Company") on February 14, 1996, as well as our general obligations toward one another.

     (1) Financing Commitment. In return for the modifications to the Statement set forth below, you (individually, or through one or more of your designees) will provide immediate financing to the Company, in the form of a loan, guarantee, letter of credit, or other financial instrument immediately accessible by the Company, in an amount of up to $1,500,000 to be funded based upon a financial plan which is to be worked out between you and the Company's
representatives.   Security for the amount funded to the Company pursuant to
this paragraph, as well as all terms of repayment, shall be evidenced by normal and customary legal documents in form satisfactory to your counsel. The amount to be funded to the Company pursuant to this paragraph shall be deposited in the Company's bank account (the "Account") to be established at Huntington National Bank, Cleveland, Ohio. You or your designee(s) will be the signer on the Account. No funds shall be dispersed from the Account without your prior approval.

          Prior to completion of definitive agreements, the Company will execute and deliver to you a demand promissory note at 10% per annum interest in the amount of $300,000, and you shall deposit $300,000 in the Account ("Interim Funding"). The Interim Funding shall be secured by all inventory, purchase orders, accounts receivable and trade rights of the Company.

Mr. Monte Ahuja
December 23, 1996
Page Two


     (2) Modifications to Statement - Conversion Ratios. Carrera agrees to modify Section 5 of the Statement upon availability of funding as set forth above, to provide that the 500,000 shares of Series A Preferred stock currently issued and outstanding, and all of which are owned by you, shall be immediately convertible into a number of restricted Common Shares of the Company representing, after conversion, seventy-five percent (75%) of the issued,
outstanding and committed Common Stock of the Company.   "Committed" means any
shares currently reserved by Carrera for future issuance pursuant to the terms of any outstanding warrants, options, convertible notes, or any other instruments or agreements.

     (3) Ongoing Financial Services. Current principals of Carrera will meet with you and your representatives at your earliest convenience, to complete your review of the financial status of the Company, the evaluation of the Company's financial systems, and to address any suggested changes to the financial structure of the Company. Carrera will retain you and/or your designees, either as employees or consultants, to manage the financial affairs of the Company from the date of the funding set forth above, all pursuant to the terms of one or
more definitive agreements to be drafted by counsel.   Carrera shall make all
books and records immediately available to you and/or your designees. Carrera shall immediately change all bank accounts to require the signature of Ted Honda and your designee.

     (4) Financial Plan. You are currently reviewing the financial condition of the Company, its need for liquidity and capital. Based upon this review, the Company and your representatives will agree to a financial and management plan for the Company to be implemented with the funds described in Paragraph 1, above. In addition, the plan and further financing activity is predicated upon a conversion of the notes payable identified in Schedule A, attached hereto, to common equity. These are, along with others, if any, the notes referred to in paragraph 2, above.

     (5) Board Approval/Shareholder Ratification. Carrera shall obtain approval of the terms of this letter by its Board of Directors on or before the date of execution by the parties hereto. Carrera shall take all actions necessary to obtain shareholder approval of the terms of this letter as soon as possible following the date of execution, if necessary.

     (6)  Board Control.   Carrera's current Board of Directors consists of
Walter Sims, Ted Honda, Tim O'Brien, Russell Walker and Arnold Guttenberg. Messrs. Sims, O'Brien, Walker and Guttenberg shall resign as officers and directors of the Company upon confirmation that you have made the funds available to Carrera as set forth above. Each shall deliver to you undated resignations upon the Interim Funding which reference effectiveness upon the funding described in paragraph 1, above. Each will deliver an irrevocable proxy, coupled with an interest to vote all their shares upon the Interim Funding. Mr. Honda shall appoint four new directors named by you or your designee the ("Ahuja slate") to fill the vacancies created by the resignations of Messrs. Sims, O'Brien, Walker and Guttenberg. Each officer shall release his current employment contract and all accrued claims thereunder. The Ahuja slate shall serve until the next annual meeting of shareholders (April, 1997), at which time they may stand for reelection.

Mr. Monte Ahuja
December 23, 1996
Page Three


     This letter is an agreement in principle. The parties will execute and deliver appropriate documents necessary to consummate the transaction described herein.

                              Yours truly,

                              GRAFIX TIME CORPORATION:



                              /S/ TED HONDA
                              Ted Honda, President


APPROVED AND ACCEPTED THIS 28th DAY OF DECEMBER, 1996:



/S/ MONTE AHUJA
Monte Ahuja